Exhibit 10.1

EXECUTION VERSION

CONSULTING SERVICES AGREEMENT

THIS CONSULTING SERVICES AGREEMENT (this “Agreement”) dated as of October 14, 2014 by and between Dex Media, Inc. (the “Company”), and Peter J. McDonald (the “Consultant”).  For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.                                      Employment Termination.  The parties acknowledge and agree that the Consultant’s full-time employment with the Company shall cease on October 14, 2014 (the “Employment Termination Date”).  Effective as of the Employment Termination Date, the Consultant hereby automatically resigns all of the Consultant’s positions at the Company and its affiliates without the need to execute any additional documents to evidence the foregoing.  The Employment Termination Date shall be the termination date of the Consultant’s employment for purposes of active participation in and coverage under all benefit plans and programs sponsored by or through the Company or its affiliates.  From the date hereof until the Employment Termination Date, the Company shall continue to pay the Consultant’s regular base salary, and the Consultant generally will continue to be eligible for all employee benefits to which the Consultant is currently entitled.

2.                                      Consulting Period.  The Company shall retain the Consultant pursuant to the terms of this Agreement, and the Consultant shall provide the “Services” (as defined in Section 3 hereof), for a period beginning on the Employment Termination Date and ending on the date that is twelve (12) months thereafter unless otherwise mutually agreed in writing between the parties hereto (the applicable period being referred to herein as the “Consulting Period”).

3.                                      Services.  During the Consulting Period, the Company hereby retains the Consultant as a senior advisor to the Company to perform such services as mutually agreed between the Company and the Consultant from time to time, including, without limitation, (a) providing reasonable and appropriate transition services to facilitate a smooth transition of the Consultant’s job responsibilities, as in effect prior to the date hereof, to the Consultant’s successor, and (b) responding and providing information with regard to matters in which the Consultant has knowledge as a result of the Consultant’s prior employment with the Company (the “Services”).  The Consultant shall perform the Services at such times and in such manner as mutually agreed between the Company and the Consultant from time to time; provided that, to the extent that the Company does not require the Consultant to perform the Services at the Company’s headquarters, the Consultant may perform the Services at a location of the Consultant’s choice.  During the Consulting Period, the Consultant shall report to the Board of Directors of the Company.

4.                                      Compensation; Business Expenses.  During the Consulting Period, the Consultant shall not be entitled to any additional compensation beyond the severance benefits provided under Section 8(e) of the Employment Agreement by and between the Company and the Consultant dated December 19, 2013 (the “Employment Agreement”) in accordance with the terms thereof (including an additional thirty (30) days of pay in lieu of notice of termination as required by Section 8(h)(ii) of the Employment Agreement) and any

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expense reimbursements contemplated by the last sentence of this Section 4; provided, however, that the cash severance amount determined in accordance with Section 8(e)(ii) of the Employment Agreement shall be paid to the Consultant as follows:  (a) the aggregate amount determined in accordance with Section 8(e)(ii) of the Employment Agreement less $520,000 shall be paid in five (5) equal monthly installments on the first business day of each calendar month commencing in November 2014 and ending in March 2015, and (b) the remaining $520,000 shall be paid in seven (7) equal monthly installments on the first business day of each calendar month commencing in April 2015 and ending in October 2015.  Schedule A hereto sets forth each of the severance payments and benefits set forth under clauses (ii) through (v) of Section 8(e) of the Employment Agreement, the payment in lieu of notice of termination under Section 8(h)(ii) of the Employment Agreement, and the timing of each such payment and benefit, as amended hereby.  As required by the Employment Agreement, the Company’s obligations to pay or provide the severance benefits under Section 8(e) of the Employment Agreement shall be subject to the Consultant’s execution of the General Release Agreement attached hereto as Exhibit A within thirty (30) days following the Employment Termination Date.  Except as otherwise modified by this Section 4, the post-employment rights and obligations under the Employment Agreement (including, without limitation, the rights and obligations contained in Sections 12 through 15 thereof) shall remain in full force and effect in accordance with the terms thereof.  Upon presentation of appropriate documentation, the Consultant shall be reimbursed, in accordance with the Company’s expense reimbursement policy, for all reasonable business expenses incurred in connection with the Consultant’s performance of the Services.

5.                                      Independent Contractor Status.  The Consultant acknowledges and agrees that the Consultant’s status at all times shall be that of an independent contractor, and that the Consultant may not, at any time, act as a representative for or on behalf of the Company for any purpose or transaction, and may not bind or otherwise obligate the Company in any manner whatsoever without obtaining the prior written approval of the Company therefor.  The Consultant agrees that during the Consulting Period, the Consultant shall not be eligible to participate in any of the employee benefit plans or arrangements of the Company, except to the extent required by applicable law or as expressly provided in Section 8(e) of the Employment Agreement.

6.                                      Governing Law; Jurisdiction.  This Agreement, the rights and obligations of the parties hereto, and all claims or disputes relating thereto, shall be governed by and construed in accordance with the laws of the State of Texas, without regard to the choice of law provisions thereof.  Each of the parties agrees that any dispute between the parties shall be resolved only in the state and federal courts located in the State of Texas and the appellate courts having jurisdiction of appeals in such courts.  In that context, and without limiting the generality of the foregoing, each of the parties hereto irrevocably and unconditionally (a) submits in any proceeding relating to this Agreement or the Consultant’s performance of the Services, or for the recognition and enforcement of any judgment in respect thereof (a “Proceeding”), to the exclusive jurisdiction of the state and federal courts located in the State of Texas and the appellate courts having jurisdiction of

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appeals from the foregoing, and agrees that all claims in respect of any such Proceeding shall be heard and determined in such Texas state courts or, to the extent permitted by law, in such federal courts, (b) consents that any such Proceeding may and shall be brought in such courts and waives any objection that the Consultant or the Company may now or thereafter have to the venue or jurisdiction of any such Proceeding in any such court or that such Proceeding was brought in an inconvenient court and agrees not to plead or claim the same, (c) agrees that service of process in any such Proceeding may be effected by mailing a copy of such process by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such party at the Consultant’s or the Company’s address as provided in Section 8 hereof, and (d) agrees that nothing in this Agreement shall affect the right to effect service of process in any other manner permitted by the laws of the State of Texas.

7.                                      Assignment.  This Agreement is personal to each of the parties hereto.  Except as provided in this Section 7, no party may assign or delegate any rights or obligations hereunder without first obtaining the written consent of the other party hereto.  The Company may assign this Agreement to any successor to all or substantially all of the business and/or assets of the Company.

8.                                      Notices.  For purposes of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given (a) on the date of delivery, if delivered by hand, (b) on the date of transmission, if delivered by confirmed facsimile or electronic mail, (c) on the first business day following the date of deposit, if delivered by guaranteed overnight delivery service, or (d) on the fourth business day following the date delivered or mailed by United States registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

If to the Consultant:         At the address (or to the facsimile number) shown on the records of the Company.

If to the Company:              Dex Media, Inc.

2200 West Airfield Drive

P.O. Box 619810

D/FW Airport, Texas 75261

Attention:  Chairman of the Board of Directors

or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

9.                                      Severability.  To the extent that any provision of this Agreement shall be invalid or unenforceable, it shall be considered deleted herefrom and the remainder of such provision and of this Agreement shall be unaffected and shall continue in full force and effect.

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10.                               Counterparts.  This Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

11.                               Miscellaneous.  No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by the Consultant and such officer or other authorized individual as may be designated by the Board of Directors of the Company.  No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.  This Agreement represents the entire agreement and understanding between the parties hereto with respect to the subject matter hereof, supersedes any and all other agreements, verbal or otherwise, between the parties hereto concerning such subject matter, and no agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not expressly set forth in this Agreement.

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IN WITNESS WHEREOF, the parties have executed this Agreement on the date first written above.

DEX MEDIA, INC.

By:	/s/ Raymond R. Ferrell

Name:	Raymond R. Ferrell

Title:	General Counsel and Corporate Secretary

CONSULTANT

/s/ Peter J. McDonald
Peter J. McDonald

Consulting Services Agreement Signature Page

Schedule A

	Brief Description	Value ($000)
Severance Payments			Payment Timing
Cash Severance	3X Base Salary and 3X Target Bonus	$6,300	As described in Consulting Agreement
Benefit Continuation / COBRA Supplement (estimate)	18 months	$16	N/A
Total Severance Payments		$6,316

Amounts Accelerated at Severance

2014 Pro Rata Bonus (STI)	Pro Rata STI (target value shown, will get higher of target or actual)	$963	When 2014 bonus is otherwise paid
2013-2015 Cash LTIP Award	2013 Performance Award	$771	When 2013 LTIP otherwise paid
2013-2015 Cash LTIP Award	Pro Rata Payout of 2014 Award Based on Actual Performance	$984	When 2014 LTIP otherwise paid
2013 Restricted Stock Award (50,000 RSAs)	Accelerated Vesting (value shown at $9 per share)	$450	Vest as of Employment Termination Date
2013 Stock Options (125,000 options at $10.25)	Accelerated Vesting		Vest as of Employment Termination Date; remain outstanding in accordance with applicable award agreement

Value of Amounts Accelerated at Severance		$3,168
Total		$9,484

Will also receive accrued and unpaid base salary through the date of severance, accrued but unused vacation time and any vested amounts under any other plan, policy or practices of the Company.

Assumes 10/15 severance date.

Numbers in italics are estimates.

Pro Rata	0.875
1x cash and bonus	1050

Schedule A

EXHIBIT A

GENERAL RELEASE AGREEMENT

THIS GENERAL RELEASE AGREEMENT (this “Release”) is made as of October 14, 2014, by and between Peter J. McDonald (the “Executive”) and Dex Media, Inc., a Delaware corporation (the “Company”).

WHEREAS, the Executive’s employment as an executive of the Company has terminated; and

WHEREAS, pursuant to Section 8(i) of the Employment Agreement by and between the Company and the Executive dated December 19, 2013 (the “Employment Agreement”), the Company has agreed to pay the Executive certain amounts, subject to the execution of this Release.

NOW, THEREFORE, in consideration of these premises and the mutual promises contained herein, and intending to be legally bound hereby, the parties agree as follows:

1.                                      Consideration

The Executive acknowledges that:  (i) the payments set forth in Section 8(e) of the Employment Agreement (as modified by the Consulting Services Agreement by and between the Company and the Executive dated October 14, 2014 (the “Consulting Agreement”)) constitute full settlement of all his rights under the Employment Agreement, (ii) he has no entitlement under any other severance or similar arrangement maintained by the Company, and (iii) except as otherwise provided specifically in this Release, the Company does not and will not have any other liability or obligation to the Executive.  The Executive further acknowledges that, in the absence of his execution of this Release, the benefits and payments specified in Section 8(e) of the Employment Agreement (as modified by the Consulting Agreement) would not otherwise be due to him.

2.                                      Release and Covenant Not to Sue

(a)                                 The Executive, his heirs and representatives release, waive and forever discharge the Company, its predecessors and successors, assigns, stockholders, subsidiaries, parents, affiliates, officers, directors, trustees, current and former employees, agents and attorneys, past and present and in their respective capacities as such (the Company and each such person or entity is each referred to as a “Released Person”) from all pending or potential claims, counts, causes of action and demands of any kind whatsoever or nature for money or anything else, whether such claims are known or unknown, that arose prior to the Executive’s signing this Release and that relate in any way to the Executive’s employment or termination of employment with the Company.  This Release includes, but is not limited to, any and all claims of race discrimination, sexual discrimination, national origin discrimination, religious discrimination, disability discrimination, age discrimination and unlawful retaliation and any and all claims under the following: Title VII of the Civil Rights Act of 1964, as amended, 42 U.S.C. § 2000e et seq.; Civil Rights Act of 1866,42 U.S.C. § 1981 et seq.; the Family and Medical Leave Act, as amended, 29 U.S.C. § 2601, et seq.; the Americans with Disabilities Act, as amended, 42 U.S.C.

§ 12101, et seq.; the Age Discrimination in Employment Act, as amended by the Older Workers Benefit Protection Act, 29 U.S.C. § 621, et seq.; Employee Retirement Income Security Act of 1974, as amended, 29 U.S.C. §1001, et seq.; Rehabilitation Act of 1973, 29 U.S.C. § 706, et seq.; any state, municipal and other local anti-discrimination statutes; any and all claims for alleged breach of an express or implied contract; any and all tort claims including, but not limited to, alleged retaliation for assertion of workers’ compensation rights; any and all claims under workers’ compensation law; and any and all claims for attorney’s fees or costs.

(b)                                 The Executive expressly represents that he has not filed a lawsuit or initiated any other administrative proceeding against a Released Person and that he has not assigned any claim against a Released Person.  The Executive further promises not to initiate a lawsuit or to bring any other claim against any Released Person arising out of or in any way related to the Executive’s employment by the Company or the termination of that employment.  This Release will not prevent the Executive from filing a charge with the Equal Employment Opportunity Commission (or similar state agency) or participating in any investigation conducted by the Equal Employment Opportunity Commission (or similar state agency); provided, however, that any claims by the Executive for personal relief in connection with such a charge or investigation (such as reinstatement or monetary damages) would be barred.  In addition, this release shall not affect the Executive’s rights under the Older Workers Benefit Protection Act to have a judicial determination of the validity of this release and waiver.

(c)                                  The foregoing will not be deemed to release the Company from (a) claims solely to enforce this Release, (b) claims solely to enforce Section 8(e) of the Employment Agreement )as modified by the Consulting Agreement), (c) claims for indemnification under the Company’s By-Laws and/or any applicable indemnification agreements, and/or (d) claims to continue health care coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended or similar state law.  The foregoing will not be deemed to release any person or entity from claims arising after the date of this Release, whether under this Release, under the Employment Agreement or otherwise.

3.                                      Restrictive Covenants

The Executive acknowledges that the confidentiality and restrictive covenant provisions contained in Sections 12, 13 and 14 of the Employment Agreement (the “Restrictive Covenants”) will survive the termination of Executive’s employment for the period of time specified in such provisions.  The Executive affirms that the Restrictive Covenants are reasonable and necessary to protect the legitimate interests of the Company, that he received adequate consideration in exchange for agreeing to those restrictions and that he will abide by those restrictions.

4.                                      Return of Company Property

Except as may be necessary to perform the Services under the Consulting Agreement, the Executive represents and warrants that he has returned all property belonging to the Company, including, but not limited to, all keys, access cards, office equipment, computers, cellular telephones, notebooks, documents, records, files, written materials, electronic information, credit cards bearing the Company’s name, and other Company property (originals or copies in whatever form) in the Executive’s possession or under the Executive’s control.

5.                                      Cooperation

The Executive further agrees that, subject to reimbursement of his reasonable expenses, he will cooperate fully with the Company and its counsel with respect to any matter (including litigation, investigations, or governmental proceedings) in which the Executive was in any way involved during his employment with the Company; provided that such cooperation shall not unreasonably interfere with Executive’s employment with another employer after termination of his employment with the Company.  The Executive shall render such cooperation in a timely manner on reasonable notice from the Company.  In connection with the foregoing, the Executive and the Company have entered into the Consulting Agreement pursuant to which the Executive will serve as a senior advisor to the Company in accordance with the terms and conditions thereof.

6.                                      Rescission Right

The Executive expressly acknowledges and recites that (a) he has read and understands the terms of this Release in its entirety, (b) he has entered into this Release knowingly and voluntarily, without any duress or coercion; (c) he has been advised orally and is hereby advised in writing to consult with an attorney with respect to this Release before signing it; (d) he was provided twenty-one (21) calendar days after receipt of the Release to consider its terms before signing it; and (e) he is provided seven (7) calendar days from the date of signing to terminate and revoke this Release, in which case this Release shall be unenforceable, null and void.  The Executive may revoke this Release during those seven (7) days by providing written notice of revocation to the Company at the address specified in Section 18(b) of the Employment Agreement.

7.                                      Miscellaneous

(a)                                 No Admission of Liability.  This Release is not to be construed as an admission of any violation of any federal, state or local statute, ordinance or regulation or of any duty owed by the Company to the Executive.  There have been no such violations, and the Company specifically denies any such violations.

(b)                                 No Reinstatement.  The Executive agrees that he will not without the consent of the Company apply for reinstatement with the Company or seek in any way to be reinstated, re-employed or hired by the Company in the future.

(c)                                  Successors and Assigns.  This Release shall inure to the benefit of and be binding upon the Company and the Executive and their respective successors, permitted assigns, executors, administrators and heirs.  The Executive may not make any assignment of this Release or any interest herein, by operation of law or otherwise.  The Company may assign this Release to any successor to all or substantially all of its assets and business by means of liquidation, dissolution, merger, consolidation, transfer of assets, or otherwise.

(d)                                 Severability.  Whenever possible, each provision of this Release will be interpreted in such manner as to be effective and valid under applicable law.  However, if any provision of this Release is held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability will not affect any other provision, and this Release will be reformed, construed and enforced as though the invalid, illegal or unenforceable provision had never been herein contained.

(e)                                  Entire Agreement; Amendments.  Except as otherwise expressly provided herein, this Release contains the entire agreement and understanding of the parties hereto relating to the subject matter hereof, and merges and supersedes all prior and contemporaneous discussions, agreements and understandings of every nature relating to the subject matter hereof.    Notwithstanding the foregoing, the Consulting Agreement shall continue to remain in full force and effect in accordance with all of the terms and conditions thereof.  This Release may not be changed or modified, except by an agreement in writing signed by each of the parties hereto.

(f)                                   Governing Law.  This Release shall be governed by, and enforced in accordance with, the laws of the State of Texas, without regard to the application of the principles of conflicts of laws.

(g)                                  Counterparts and Facsimiles.  This Release may be executed, including execution by facsimile signature, in multiple counterparts, each of which shall be deemed an original, and all of which together shall be deemed to be one and the same instrument.

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IN WITNESS WHEREOF, the Company has caused this Release to be executed by its duly authorized officer, and the Executive has executed this Release, in each case, as of the date first above written.

EXECUTIVE:

/s/ Peter J. McDonald
Peter J. McDonald

DEX MEDIA, INC.:

By:	/s/ Raymond R. Ferrell

Name:	Raymond R. Ferrell

Title:	General Counsel and Corporate Secretary

General Release Agreement Signature Page